EXHIBIT 1


                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT is made and entered into on December 5, 2003, by and between MARK N. PARDO (the "Seller") and RICHARD MANGIARELLI and RICHARD SCHMIDT (collectively, the "Purchaser").

     WHEREAS, the Seller is a shareholder of SPIDERBOY INTERNATIONAL, INC., a Minnesota corporation (the "Company"); and

     WHEREAS, the Company has 43,627,775 shares of its common stock, no par value per share, issued and outstanding (the "Company Common Stock"); and

     WHEREAS, the Company has no ongoing operations, no assets, and certain minimum liabilities, which shall be reflected in an unaudited financial statement which shall be provided by the Seller at the closing hereunder (the "Closing"); and

     WHEREAS, the Company has approximately 426 holders of record of the Company Common Stock; and

     WHEREAS, at the Closing, the Seller wishes to sell to the Purchaser 21,851,503 shares of the Company Common Stock, which shares constitute approximately 50.09 percent of the issued and outstanding shares of the Company Common Stock pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereafter set forth, the Purchaser and the Seller hereby agree as follows:

     1.     Purchase  and  Sale  of  Stock.  Subject to the terms and conditions
            ------------------------------
hereof, on the Closing Date (as defined below) the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller 21,851,503 shares of the Company Common Stock in exchange for $250,000 (the "Purchase Price"). The Purchase Price will be payable as follows:

          (a)     The  sum  of  $90,000  will  be  payable  at  the  Closing;

          (b) The sum of $160,000 will be payable pursuant to the terms of that certain promissory note in the form of Exhibit A, a copy of which is
                                                   ---------
attached hereto and incorporated herein by reference for all purposes (the "Note"). The Note will be secured by that certain Stock Pledge Agreement in the form of Exhibit B, a copy of which is attached hereto and incorporated herein by
        ---------
reference  for  all  purposes  (the  "Stock  Pledge  Agreement").

     2.     Further Terms of the Sale and Purchase.  It is expressly agreed that
            --------------------------------------
the Company shall convey to the Seller before the Closing:

          (a) Any and all of its tangible and intangible assets, including, but not limited to, all intellectual rights owned by the Company and its wholly-owned subsidiary, Spiderboy.com, Inc., a Florida corporation (the "Subsidiary"), acquired on or before the Closing. As used herein, the term "intellectual rights" include all trademarks or trademarks applied for by the Company or the Subsidiary, such as but not limited to Spiderboy and Street Confessions;

          (b) Any films and film footage, movies, film releases signed by people or celebrities or any other participant that may have agreed to appear in any film;

          (c) All other assets such as any and all computers and/or film equipment in the possession of the Company or the Subsidiary before the Closing;

          (d) The release of all employee agreements and employee contracts signed on or before the Closing, and which agreements and contracts have been assigned to the Seller; and


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
          (e) Any rights to all Internet addresses or urls such as spiderboy.com, televisionnetworks.com, orlandoinformation.com, wallstreetinformation, and streetconfessions.tv, including all other Internet addresses registered in the name of the Company or the Subsidiary.

     3.     Reverse  Spilt  of  the  Company Common Stock.  The Purchaser agrees
            ---------------------------------------------
that if a reverse split of the Company Common Stock is ever necessary in the future, the Purchaser agrees not to reverse split the shares of the Company Common Stock more than one time over a period of 36 months and any such reverse split shall not be in excess of ten to one.

     4.     The  Closing.  The Closing hereunder shall be held at the offices of
            ------------
the Seller located at 13348 Highland Chase Place, Fort Myers, Florida 33913 on or before November ___, 2003 or at such other time and place as the Seller and the Purchaser may mutually agree (the "Closing Date").

     5.     Representations and Warranties of the Seller.  The Seller represents
            --------------------------------------------
and warrants to the Purchaser that the following is true and correct to the best of his knowledge as of the date hereof and shall be true and correct to the best of his knowledge as of the Closing:

          (a)     Existence.  The  Company  is  a corporation duly organized and
                  ---------
validly  existing  under  the  laws  of  Minnesota.

          (b)     Authorization;  No  Violation.  The  execution,  delivery  and
                  -----------------------------
performance by the Seller of this Agreement are within the Seller's powers, have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of the Seller. As used herein, "Requirement of Law" shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, if applicable, and any law, treaty, rule or regulation, or determination of an arbitrator or any court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. As used herein, "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound. As used herein, "Person" shall mean an individual or any corporation, association, partnership, joint venture, estate, trust or other legal entity, including any Governmental Authority. As used herein, "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. The transfer of the shares of the company Common Stock hereunder constitutes a transfer of control of the Company, which has been approved by the shareholders of the Company.

          (c)     Enforceable  Obligations.  This  Agreement  has  been  duly
                  ------------------------
executed and delivered on behalf of the Seller and constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (d) Liabilities. The Seller shall pay all of the liabilities of the Company's described on the Company's latest filings with the Securities and Exchange Commission existing as of the Closing which total $18,066.94 and are set out in Exhibit C, attached hereto and incorporated herein by reference for
             ---------
all purposes. At the Closing, the Seller shall pay the liability owed to Fidelity Transfer in the amount of $1,231.19 and the liability owed to Callahan Johnson and Associates in the amount of $5,075.00 out of the cash payment to be made at the Closing. The remaining liabilities described in Exhibit C shall be
                                                              ---------
paid by the Seller out of the first payment due on the Note. In the event that the Seller fails to pay any such remainder of the liabilities described in Exhibit C, then the Purchaser may at its option, pay any such liabilities and
----------
receive a credit upon the next maturing installments of principal due on the Note to the extent of any such payment.

          (e)     No  Litigation.  No  claim,  action,  suit,  investigation  or
                  --------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Seller, threatened by or against the Seller with respect to the Company, this Agreement or any of the transactions contemplated hereby.
To the best of the Seller's knowledge, no judgment, order, writ, injunction, decree or award issued by any Governmental Authority


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
is applicable to the Seller, which affects any of the shares of the Company Common Stock, the Company, this Agreement or any of the transactions contemplated hereby.

          (f)     Ownership  of  the  shares  of  the Company Common Stock.  The
                  --------------------------------------------------------
Seller owns of record and beneficially 21,851,503 shares of the Company Common Stock, which shares constitute approximately 50.09 percent of the issued and outstanding shares of the Company Common Stock, all of which are free and clear of any liens, claims and encumbrances (collectively, the "Encumbrances"). The Seller has the right to transfer title to the shares of the Company Common Stock to the Purchaser as contemplated hereunder. There are no commitments, agreements or rights relating to the purchase, sale or other disposition of the shares of the Company Common Stock to be sold by the Seller hereunder or any interest therein (including, without limitation, any subscription agreement, preemptive right or right of first refusal). None of the shares of the Company Common Stock to be sold by the Seller hereunder are subject to any voting trust, voting agreement, or other similar agreement or understanding with respect to the voting or control thereof, nor is any proxy in existence with respect to any of the shares. Upon the sale of the shares of the Company Common Stock to the Purchaser pursuant to this Agreement, the Purchaser will own the shares free and clear of all Encumbrances, except for the Purchaser's obligations under the Stock Pledge Agreement, and those restrictions imposed by Rule 144 promulgated under the Securities Act of1933, as amended (the "Securities Act").

          (g)     Disclosure.  No  representation  made  by  the  Seller in this
                  ----------
Agreement and in any attachment hereto, to the best knowledge of the Seller, contains any untrue statement of material fact or omits any material fact in order to make the statements made and information contained therein as of the date hereof not misleading.

          (h)     Organization,  Standing and Qualification of the Company.  The
                  --------------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and has all necessary corporate power and authority to engage in the business in which it is presently engaged. The Company has not qualified to do business as a foreign corporation in any state other than Minnesota. The Seller shall deliver to the Purchaser true, correct and complete copies of the certificate of incorporation and bylaws of the Company, and all amendments thereto.

          (i)     Capital  Structure  of  the  Company.  The  authorized capital
                  ------------------------------------
stock of the Company consists of 50,000,000 shares of common stock of which 43,627,775 shares are issued and outstanding and 5,000,000 shares of preferred stock of which none is issued or outstanding. No other class or series of capital stock of the Company is or has been authorized, nor has the Company authorized or issued, nor does it have outstanding, any other securities (including, without limitation, options, warrants, conversion privileges or other rights, contingent or otherwise, to purchase any capital stock or other securities of the Company). All of the shares of the Company Common Stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable Requirements of Law (including securities laws) and in compliance with the certificate of incorporation and bylaws of the Company. There are no outstanding subscriptions for any securities to be issued by the Company

          (j)     Subsidiary.  The  Company  has  one subsidiary, Spiderboy.com,
                  ----------
Inc.,  a  Florida  corporation.

          (k)     No  Violation  of  Statute or Breach of Contract.  To the best
                  ------------------------------------------------
knowledge of the Seller, the Company is not in default under, or in violation of
(i) any material applicable Requirement of Law, or (ii) any material Contractual Obligation. The Company has not received notice that any Person claims that the Company has committed such a default or violation.

          (l)     Effect  of this Agreement.  The execution and delivery of this
                  -------------------------
Agreement by the Seller, performance of the obligations of the Seller hereunder and consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any Requirement of Law applicable to the Company; (ii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, any Contractual Obligation of the Company; or (iii) result in the creation or imposition of any Encumbrance upon any assets of the Company.


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
          (m)     Financial  Statements.  The  audited  balance sheet and income
                  ---------------------
statement of the Company as of July 31, 2003 (the "Financial Statements") is complete and accurate and fairly presents the assets and liabilities of the Company as of the dates and for the periods therein specified.

          (n)     Assets and Business.  The Company, at the Closing will have no
                  -------------------
assets  or  business.

          (o)     Tax  Returns  and  Payments.  All income tax returns, federal,
                  ---------------------------
state, local, foreign and other, including, without limitation, all federal income tax returns and reports for each fiscal year of the Company through the fiscal year ended December 31, 2002 required to be filed by and/or on behalf of the Company in respect of any income taxes (including, without limitation, all foreign, federal, state, county and local income taxes) have been filed, and the Company has paid all income taxes shown thereon as owing except where the failure to file or to pay income taxes would not have a material adverse affect on the financial condition of the Company. There are no deficiency assessments against the Company with respect to any foreign, federal, state, local or other taxes. There are no outstanding agreements or waivers extending the period of limitation applicable for assessment or collection for any federal, state, local or foreign tax, or for the filing of any tax return, in respect of the Company for any period. Neither the federal tax returns nor any state, county, local or foreign tax returns of the Company have in the past been audited by the Internal Revenue Service or any other taxing authority. The Seller has heretofore made available to the Purchaser copies of all federal, state, local and foreign tax returns or reports of the Company filed prior to the Closing. To the Seller's best knowledge, all tax returns filed by or on behalf of the Company are materially true, correct and complete. To the best knowledge of the Seller, all taxes that the Company is or was required to withhold or collect (including, without limitation, payroll taxes) have been duly withheld or collected and paid to the proper Governmental Authority.

          (p)     Contracts.  There  are  no written agreements and contracts to
                  ---------
which the Company is a party or by which it is bound.

          (q)     Litigation.  No  claim,  action,  suit,  or  other  proceeding
                  ----------
against the Company is pending or, to the knowledge of the Seller, is threatened before or by any court, administrative or regulatory body, or other Governmental Authority. The Seller knows of no investigation of the Company by any administrative agency of any federal, state or local government. No judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to the Company.

          (r)     Accounts,  Powers of Attorney.  There are no persons holding a
                  -----------------------------
power of attorney on behalf of the Company or otherwise holding the right to act as an agent on behalf of the Company.

          (s)     Insurance.  There  are  no insurance policies maintained by or
                  ---------
on  behalf  of  the  Company.

          (t)     Minute Books.  All stock books, stock ledgers and minute books
                  ------------
of the Company shall be provided to Purchaser at the Closing.

     6.     Representations  of  the Purchaser.  The Purchaser hereby represents
            ----------------------------------
and warrants to the Seller as follows:

          (a)     Authorization;  No  Violation.  The  execution,  delivery  and
                  -----------------------------
performance by the Purchaser of this Agreement are within the Purchaser's powers and have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of the Purchaser.

          (b)     Government  Authorization.  No  authorization  or  approval or
                  -------------------------
other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Purchaser for the due execution, delivery and performance by the Purchaser of this Agreement.

          (c)     Enforceable  Obligations.  This  Agreement  has  been  duly
                  ------------------------
executed and delivered on behalf of the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.


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
          (d)     No Litigation.  No claim, action, suit, investigation or other
                  -------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Purchaser, threatened by or against the Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

          (e)     Investment  Intent.  The  Purchaser acknowledges that there is
                  ------------------
no existing public market for the shares of the Company Common Stock to be purchased hereunder and that no registration statement relating to the shares of the Company Common Stock to be purchased hereunder has been filed under the Securities Act or any applicable state securities laws, and that the shares of the Company Common Stock must be held by him for an indefinite period of time unless the shares of the Company Common Stock are subsequently registered under the Securities Act and state securities laws or unless an exemption from any such applicable registration requirement is available, and the Purchaser acknowledges that there is no assurance or obligation as to any such registration or exemption.

          (f)     Acquisition.  Within  90  days  following  the  Closing,  the
                  -----------
Purchaser shall cause the Company to acquire a 51 percent interest in Big Vault, Inc., a Delaware corporation ("Big Vault"). The Purchaser shall cause the interest in Big Vault to be contributed to the Company as a contribution to the capital of the Company at no charge to the Company.

     7.     Conditions  to  the  Purchaser's Obligations.  The obligation of the
            --------------------------------------------
Purchaser to purchase the shares of the Company Common Stock at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

          (a)     Representations  Correct;  Performance  of  Obligations.  The
                  -------------------------------------------------------
representations made by the Seller herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of the Closing Date. The Seller shall have performed in all material respects all obligations and conditions herein required to be performed or observed by him on or prior to the Closing.

          (b)     Dividends.  The  Company  shall  not have declared or paid any
                  ---------
dividend or otherwise changed its capitalization between the date hereof and the Closing.

          (c)     Audited  Financial  Statements.  The  Purchaser  shall  have
                  ------------------------------
received and approved the Financial Statements.

          (d)     Election  of  Officers and Directors.  Before the Closing, the
                  ------------------------------------
Seller shall have caused the election of Richard Mangiarelli, as president, and Richard Schmidt, as chief financial officer, of the Company, and Richard Mangiarelli, Richard Schmidt, Paul Ferandell, and John Jordan as directors of the Company.

          (e)     Payments at the Closing.  At the Closing, the Seller shall pay
                  -----------------------
the liability owed to Fidelity Transfer in the amount of $1,231.19 and the liability owed to Callahan Johnson and Associates in the amount of $5,075.00 out of the cash payment to be made at the Closing.

     8.     Conditions to Obligations of the Seller.  The Seller's obligation to
            ---------------------------------------
sell the shares of the Company Common Stock at the Closing is subject to the fulfillment that on or prior to the Closing all of the representations of the Purchaser herein shall be true and correct in all material respects when made, and shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of the Closing Date, and the Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed by him on or prior to the Closing.

     9.     Indemnification  by the Seller.
            ------------------------------

          (a) Subject to the provisions of this Paragraph 9, the Seller shall indemnify and hold harmless the Company, the Purchaser and their affiliates and the officers, partners, directors, employees, agents, owners, successors and assigns thereof from any loss, damage, liability or expense, including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses incurred in connection with any action, suit or proceeding against any thereof ("Adverse Consequence") incurred or suffered by such party and


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
arising out of or resulting from any claim resulting from personally signed agreements by the Seller excluding filings and also agreements to creditors authorized in writing by the Seller during his term as officer of the Company and the Seller does not warrant against any claim not mentioned in this Paragraph 9(a). The Seller also agrees to provide to the Purchaser at the Closing the previous indemnification letter from the previous president and chief executive officer of the Company.

          (b) Anything to the contrary contained herein notwithstanding, in the event of liability of the Seller to the Purchaser under this Paragraph 9, the Seller may discharge such liability by transferring to the Purchaser shares of the Company Common Stock which shall be deemed to have a value per share equal to the average public trading price of the Purchaser's shares of the Company Common Stock during the 20 trading days prior to such transfer, but not less than $1.00 per share.

     10.     Indemnification  by  the  Purchaser.  The Purchaser shall indemnify
             -----------------------------------
and hold the Seller and existing officers and directors harmless from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) in connection with any action, suit or proceeding brought against the Seller, incurred or suffered by the Seller and arising out of or resulting from (a) any breach of any representation, warranty, or covenant made by the Purchaser hereunder, or (b) any lawsuit or other proceeding or claim brought by a third party after the Closing against the Seller and other officers and directors in office before the Closing Date with respect to any acts or omissions of the Purchaser or the Company after the Closing.

     11.     Duration of Indemnification.  The indemnification obligations under
             ---------------------------
this Agreement shall continue for the periods specified below and shall terminate with the expiration of such respective periods:

          (a) As to representations and warranties set forth in Paragraph 5(f), and Paragraphs 9 and 10, such representations and warranties shall survive the Closing indefinitely;

          (b) Any claim or demand against the Seller or the Purchaser of which notice has been given pursuant to this Agreement at or prior to the expiration of the related period shall continue to be subject to indemnification hereunder notwithstanding the expiration of such period.

     12.     Notice  Claim.  The  Purchaser, on the one hand, and the Seller, on
             -------------
the other hand, shall promptly notify the other of any claim, suit or demand of which the notifying party has actual knowledge which entitles it to indemnification hereunder, provided, however, that the delay or failure of any party required to provide such notification shall not affect the liability of the indemnifying party hereunder except to the extent the indemnifying party is harmed by such delay or failure.

     13.     Defense.  If the liability or claim for which indemnification under
             -------
this Agreement is sought is asserted by a third party, the indemnifying party shall have, at its election, the right to defend any such matter at its sole cost and expense through counsel chosen by it and reasonably acceptable to the indemnified party (provided that the indemnifying party shall have no such right if it is contesting its liability hereunder). If the indemnifying party so undertakes to defend, the indemnifying party shall promptly notify the indemnified party hereto of its intention to do so. The indemnifying party shall not, without the indemnified party's written consent, settle or compromise any claim or consent to an entry of judgment which does not include as an unconditional term thereof a release of the indemnified party.

     14.     Deliveries of the  Seller  at  the  Closing.  At  the  Closing,  in
             -------------------------------------------
addition to any other documents or agreements required under this Agreement, the Seller shall deliver or cause to be delivered to the Purchaser the following:

          (a) A stock certificate representing 21,851,503 shares of the Company Common Stock duly endorsed in the name of the Purchaser. Notwithstanding anything herein contained to contrary, such stock certificate shall be subject to the Stock Pledge Agreement.

          (b) All records, documents and files of the Company including, without limitation, all minute books, stock records and internal accounting records.

          (c) Letters of resignations of Mark Norman Pardo, John Bolen, Jim Cullen, Kimberly F. Oliver, and Michael S. Edwards as the officers and directors of the Company.

          (d) The indemnification letter from the previous president and chief executive officer of the Company as described in Paragraph 9 hereof.

          (e) Such other documents, assignments, instruments of conveyance and certificates as reasonably may be required by the Purchaser to consummate this Agreement and the transactions contemplated hereby.

     15.     Deliveries  of  the  Purchaser  at the Closing.  At the Closing, in
             ----------------------------------------------
addition to any other documents or agreements required under this Agreement, the Purchaser shall deliver or cause to be delivered to the Seller the following:

          (a) A bank wire transfer in the amount of $90,000 to an account to be designated by the Seller before the Closing.

          (b)     The  Note.

          (c)     The  Stock  Pledge  Agreement.

          (d) Such other documents, assignments, instruments of conveyance and certificates as reasonably may be required by the Seller to consummate this Agreement and the transactions contemplated hereby.

     16.     Cooperation  and  Conflicts.  Each  party  agrees  in  all cases to
             ---------------------------
cooperate with the indemnifying party and its counsel in the defense of any such liabilities or claims. The indemnifying party and the indemnified party or parties may be represented by the same counsel unless such representation would be inappropriate due to conflicts of interest between them. In addition, the indemnified party or parties shall at all times be entitled to monitor and participate in such defense through the appointment of counsel of its or their own choosing, at its or their own cost and expense.

     17.     Waiver.  Any  extension  or waiver with respect to any agreement or
             ------
condition contained herein or the breach thereof shall be valid only if set forth in a separate instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     18.     Further  Assurances.  The  Seller  agrees  without  further
             -------------------
consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as the Purchaser may reasonably request in order to put the Purchaser in possession of, and to vest in the Purchaser, good and valid title to the shares of the Company Common Stock free and clear of any Encumbrances in accordance with this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

     19.     Entire  Agreement;  Amendment.  This  Agreement  and  the  other
             -----------------------------
documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, oral or written, among the parties hereto with respect to such subject matter. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

     20.     Severability.  If  any term or other provision of this Agreement is
             ------------
invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     21.     Notices.  All  notices  and  other  communications  required  or
             -------
permitted hereunder shall be in writing and shall be delivered personally, mailed by first-class mail, postage prepaid, or sent by reputable overnight courier service addressed (a) if to the Purchaser, at 2820 La Mirada Drive, Suite H, Vista, California 92083, or at such other address as the Purchaser shall have furnished to the Seller by 10 days' notice in writing, with a copy to
(b) if to the Seller, at 13348 Highland Chase Place, Fort Myers Florida 33913, or such other address as the Seller shall have furnished to the Purchaser by 10 days' notice in writing.

     22.     Expenses.  All  costs  and expenses, including, without limitation,
             --------
fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; however, the Purchaser shall pay for the audit of the Company.

     23.     Governing  Law;  Jurisdiction.  This Agreement shall be governed in
             -----------------------------
all respects by the laws of the State of Minnesota without application of principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in any state or federal court located in the State of Minnesota, and each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     24.     Benefit of Agreement; Assignment.  This Agreement will apply to, be
             --------------------------------
binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. This Agreement may not be assigned by operation of law or otherwise by the Purchaser without the express written consent of the Seller (which consent may be granted or withheld in the sole discretion of the Seller). Notwithstanding the foregoing, this Agreement and the rights hereunder may be (a) assigned as collateral security to any lender of funds to the Company, and (b) assigned by the Purchaser after the Closing to the beneficial owners of the Purchaser or to any subsequent purchaser or other holder of all or a portion of the shares of the Company Common Stock, provided that in no event shall the Purchaser be relieved from his obligations hereunder in connection with any such assignment.

     25.     WAIVER  OF  JURY  TRIAL.  EACH  OF THE PARTIES HERETO HEREBY WAIVES
             -----------------------
TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY OR AGAINST IT ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

     26.     Titles  and  Subtitles.  The  titles  of  the  paragraphs  of  this
             ----------------------
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     27.     Counterparts.  This  Agreement  may  be  executed  in any number of
             ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     28.     Representation  Disclaimer.  The Seller shall not be deemed to have
             --------------------------
made to the Purchaser any representation or warranty other than as expressly made by the Seller herein. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Seller herein, the Seller makes no representation or warranty to Purchaser with respect to:

          (a) Any projections, estimates or budgets heretofore delivered to or made available to the Purchaser of future revenues, expenses or expenditures or future results of operations; or

          (b) Except as expressly covered by a representation and warranty contained herein, any other information or documents (financial or otherwise) made available to the Purchaser or his counsel, accountants or advisers with respect to the Company.

     29.     Purchaser's  Due Diligence Investigation.  The Purchaser shall have
             ----------------------------------------
until the Closing Date (such period, the "Purchaser's Due Diligence Period") in which to conduct his confirmatory due diligence. During the

Purchaser's Due Diligence Period, the Purchaser and his accountants, consultants, and advisers shall be permitted to review the premises, facilities, books and records and contracts of the Company, and to conduct interviews with the Company's senior management regarding the business, operations, financial condition and results of operations of the Company, for the purpose of confirming the accuracy of the representations and warranties of the Seller contained herein. The Purchaser has the right, at any time during the Purchaser's Due Diligence Period, at the Purchaser's sole discretion and without any liability or obligation, to terminate all negotiations with the Seller.

     30.     The  Seller's  Due  Diligence Investigation.  The Seller shall have
             -------------------------------------------
until the Closing Date (such period, the "Sellers' Due Diligence Period") in which to conduct his confirmatory due diligence. During the Seller's Due
Diligence Period, the Seller and his accountants, consultants, and advisers shall be permitted to review the premises, facilities, books and records and contracts of Big Vault, and to conduct interviews with Big Vault's senior management regarding the business, operations, financial condition and results of operations of Big Vault, for the purpose of confirming the accuracy of the representations and warranties of the Purchaser contained herein.

     31.     Press  Releases and Public Announcements.  No party shall issue any
             ----------------------------------------
press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Purchaser and the Seller; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

     32.     Entire Agreement.  This instrument contains the entire Agreement of
             ----------------
the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. Specifically, this Agreement supercedes that certain agreement dated October 15, 2003 with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the heading hereof.


                                                    /s/  Mark N. Pardo
                                                    ----------------------------
                                                    MARK N. PARDO



                                                    /s/  Richard Mangiarelli
                                                    ----------------------------
                                                    RICHARD MANGIARELLI



                                                    /s/  Richard Schmidt
                                                    ----------------------------
                                                    RICHARD SCHMIDT



Attachments:
-----------
Exhibit A - The Note
Exhibit B - The Stock Pledge Agreement
Exhibit C - Liabilities of the Company

                                                                       EXHIBIT A


                                 PROMISSORY NOTE


$160,000.00                                                     December 5, 2003

     After date, without grace, for value received, RICHARD MANGIARELLI and RICHARD SCHMIDT, residents of San Diego County, California, and SPIDERBOY INTERNATIONAL, INC., a Minnesota corporation (collectively, the "Maker") hereby promises to pay to the order of MARK N. PARDO, a resident of Lee County, Florida (the "Payee") the original principal amount of ONE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($160,000.00). Except as may be otherwise provided herein, the unpaid principal of this Note shall bear no interest. All payments of principal and interest hereunder are payable in lawful money of the United States of America at 13348 Highland Chase Place, Fort Myers Florida 33913, or such other place as the Payee may designate in writing to the Maker.

     The principal of this Note shall be due and payable as follows:

     1. The sum of $30,000.00 shall be due and payable on or before January 24, 2004.

     2. Thereafter, this Note shall be due and payable in monthly installments of $13,000.00 each, payable on the 24th day of each and every calendar month, beginning on February 24, 2004, and continuing regularly thereafter until the whole of said principal amount has been duly paid.

     3. All payments hereunder shall be first applied to expenses and other charges, then to any accrued interest, and the balance, if any to principal.

     Any interest on this Note shall be computed for the actual number of days elapsed and on the basis of a year consisting of 360 days, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued. It is the intention of the Maker and the Payee to conform strictly to applicable usury laws. It is therefore agreed that (i) the aggregate of all interest and other charges constituting interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of interest, nor produce a rate in excess of the maximum contract rate of interest the Payee may charge the Maker under applicable law and in regard to which the Maker may not successfully assert the claim or defense of usury, and (ii) if any excess interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Maker or credited on the unpaid principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of interest.

     If, for any reason whatever, the interest paid on this Note shall exceed the maximum non-usurious amount permitted by law, the Payee shall refund to the Maker such portion of said interest as may be necessary to cause the interest paid on this Note to equal the maximum non-usurious amount permitted by law, and no more. All sums paid or agreed to be paid to the Payee for the use, forbearance or detention of the indebtedness evidenced hereby shall to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of this Note until payment in full.

     This Note may be prepaid in whole or in part at any time without premium or penalty by the Maker. Prepayments shall be applied to installments of principal in the inverse order of maturity so that they will pay the last maturing principal installments first, and these payments will not reduce the amount or time of payment of the remaining installments. Any interest on any prepaid installment of principal shall immediately cease to accrue.

     Except as provided herein, the Maker and each surety, endorser, and guarantor waives all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protest, grace, and diligence in the collection of this Note, and in filing suit hereon, and agrees that its liability for the payment hereof shall not be affected or impaired by any release or change in the security or by any extension or extensions of time of payment.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     In the event of default in the payment of this Note or under any instrument executed in connection with this Note, the Maker agrees to pay on demand all costs incurred by the Payee (i) in the collection of any sums, including, but not limited to, principal, interest, expenses, and reimbursements due and payable on this Note, and (ii) in the enforcement of the other terms and provisions of this Note or any instrument securing payment of this Note, whether such collection or enforcement be accomplished by suit or otherwise, including the Payee's reasonable attorney's fees.

     It is agreed that time is of the essence of this Note, and upon the failure of the Maker to cure an event of default in the payment of any fixed monthly payment when due hereunder within 30 days after receipt of notice from the Payee or other holder of such failure, or upon the failure of the Maker to cure any event of default within 30 days after receipt of notice from the Payee or other holder of such failure, the Payee may declare the whole sum of the principal of this Note remaining at the time unpaid, together with the accrued interest, charges, and, to the extent permitted under applicable law, costs and reasonable attorney's fees incurred by the Payee in collecting or enforcing the payment thereof, immediately due and payable without further notice, and failure to exercise said option shall not constitute a waiver on the part of the Payee of the right to exercise the same at any other time.

     If this Note is not paid at maturity, however maturity may be brought about, all principal and interest due on the date of such maturity shall bear interest from the date of such maturity at the maximum contract rate of interest which the Payee may charge the Maker under applicable law.

     Except as otherwise provided for herein, each maker, surety, guarantor and endorser of this Note expressly waives all notices, including, but not limited to, all demands for payment, presentations for payment, notice of opportunity to cure default, notice of intention to accelerate the maturity, notice of protest and notice of acceleration of the maturity, notice of protest and notice of acceleration of the maturity of this Note, and consents that this Note and the security interest securing its payment may be renewed and the time of payment extended without notice and without releasing any of the parties.

     This Note is expressly subject to and governed by all of the terms and conditions contained in that certain Stock Purchase Agreement executed by the Payee and the Maker on November 24, 2003 (the "Stock Purchase Agreement"). Further, this Note is secured by that certain Stock Pledge Agreement of even date herewith executed by the Maker, as the Debtor, in favor of the Payee, as the Secured Party (the "Stock Pledge Agreement"). In the event of any conflict between the terms of this Note, the Stock Purchase Agreement, or the Stock Pledge Agreement, the terms of the Stock Purchase Agreement shall control.

     Any check, draft, money order or other instrument given in payment of all or any portion of this Note may be accepted by the Payee or any other holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the Payee or any other holder hereof, except to the extent that actual cash proceeds of such instrument are unconditionally received by the Payee or any other holder hereof and applied to the indebtedness as herein provided.

     This Note shall be governed by and construed in accordance with the laws of the State of Florida and applicable federal law.


                                                /s/  Richard Mangiarelli
                                                --------------------------------
                                                RICHARD MANGIARELLI



                                                /s/  Richard Schmidt
                                                --------------------------------
                                                RICHARD SCHMIDT

                                                SPIDERBOY INTERNATIONAL, INC.



                                                By  /s/  Richard Mangiarelli
                                                  ------------------------------
                                                  Richard Mangiarelli, President

                                                                       EXHIBIT B


                             STOCK PLEDGE AGREEMENT


     THIS  AGREEMENT is made this 5th day of December, 2003, by and between MARK
N. PARDO (the "Secured Party") and RICHARD MANGIARELLI and RICHARD SCHMIDT (collectively, the "Debtor").

     WHEREAS, the Secured Party, pursuant to that certain Company Common Stock Purchase Agreement dated November 24, 2003 (the "Stock Purchase Agreement") has sold to the Debtor 21,851,503 shares (the "Company Common Stock") of the issued and outstanding common stock, no par value per share, in SPIDERBOY INTERNATIONAL, INC., a Minnesota corporation (the "Company"); and

     WHEREAS, pursuant to the Stock Purchase Agreement, the Debtor has executed and delivered to the Secured Party that one certain promissory note of even date herewith executed by the Debtor in the original principal amount of $160,000 payable to the order of the Secured Party (the "Note");

     NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties hereto do hereby agree as follows:

     1.     Security  Interest.  The Debtor hereby grants to the Secured Party a
            ------------------
security interest and agrees and acknowledges that the Secured Party has and shall continue to have a security interest in the SPIDERBOY INTERNATIONAL, INC. Common Stock acquired by the Debtor from the Secured Party pursuant to the Stock Purchase Agreement, together with all monies, income, proceeds, substitutions, replacements, and benefits attributable or accruing to said property, including, but not limited to, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new securities or other properties or benefits for which the Debtor is or may hereafter become entitled to receive on account of said property, and in the event that the Debtor shall receive any of such, the Debtor shall hold same as trustee for the Secured Party and will immediately deliver same to the Secured Party to be held hereunder in the same manner as the properties specifically described above are held hereunder. All property of all kinds in which the Secured Party is herein granted a security interest, including, but not limited to, the Company Common Stock, shall hereinafter be referred to as the "Collateral."

     The Debtor agrees to execute such stock powers, endorse such instruments, or execute such additional pledge agreements or other documents as may be required by the Secured Party in order to effectively grant to the Secured Party the security interest in the Collateral. The security interest granted hereby is to secure the payment of any and all indebtedness and liabilities whatsoever of the Debtor to the Secured Party whether direct or whether now existing or hereafter arising, and howsoever evidenced or acquired, and whether joint or several, including, but not limited to, the Stock Purchase Agreement and the Note, and all costs incurred by the Secured Party to enforce this Agreement or any of the above described agreements and instruments, including but not limited to attorney's fees and expenses (all of such obligations, indebtedness and liabilities being hereinafter collectively referred to as the "Obligations").

     2.     Warranties  and Covenants of the Debtor.  The Debtor, for so long as
            ---------------------------------------
he has any duty with respect to the Obligations, hereby warrants and covenants as follows:

          (a) The security interest granted hereby will attach to the Collateral on the date hereof.

          (b) Except for the security interest granted hereby and for taxes not yet due, the Debtor is the owner of the Collateral free of any adverse claim, security interest or encumbrance, and the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          (c) The Debtor authorizes the Secured Party to file, in the office of the Secretary of State of Florida, a financing statement signed only by the Secured Party covering the Collateral, and at the request of the Secured Party, the Debtor will join the Secured Party in executing one or more financing statements pursuant to the Uniform Commercial Code in effect in the State of Florida on the date hereof in a form satisfactory to the Secured

Party, and the Secured Party will pay the cost of filing the same, or filing or recording the financing statements in all public offices wherever filing or recording is deemed by the Secured Party to be necessary or desirable. It being further stipulated in this regard that the Secured Party may also at any time or times sign a counterpart of this Agreement signed by the Debtor and file same as a financing statement if the Secured Party shall elect to do so.

          (d) The Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein.

          (e) The Debtor will keep the Collateral free from any adverse lien, security interest, or encumbrance, except the security interest granted hereby and for taxes not yet due.

          (f) The Debtor will pay to the Secured Party all costs and expenses, including reasonable attorney's fees, incurred or paid by the Secured Party in exercising or protecting his interests, rights and remedies under this Agreement in the event of default by the Debtor hereunder or under the Stock Purchase Agreement or the Note.

          (g) The Debtor will pay all expenses incurred by the Secured Party in preserving, defending, and enforcing this security interest in the Collateral and in collecting or enforcing the Obligations. Expenses for which the Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees, and other legal expenses. These expenses will bear interest from the dates of payment at the highest rate stated in the Obligations, and the Debtor will pay the Secured Party this interest on demand at a time and place reasonably specified by the Secured Party. These expenses and interest will be part of the Obligations and will be recoverable as such in all respects.

          (h) The Debtor will immediately notify the Secured Party of any change in the Debtor's name, address, or location, change in any matter warranted or represented in this Agreement, change that may affect this security interest, and any Event of Default.

          (i) The Debtor appoints the Secured Party as the Debtor's attorney-in-fact, effective if an Event of Default as hereinafter defined is not cured within 30 days after receipt by the Debtor from the Secured Party of notice thereof, to do any act that the Debtor is obligated to do by this Agreement, to exercise all rights of the Debtor in the Collateral, to make all collections, to execute any papers and instruments, and to do all other things necessary to preserve and protect the Collateral and to make collections and to protect the Secured Party's security interest in the Collateral.

     3.     General Covenants.  The security interest granted hereby shall in no
            -----------------
way be affected by any indulgence or indulgences, extension or extensions, change or changes in the form, evidence, maturity, rate of interest or otherwise of the Obligations, or by want of presentment, notice, protest, suit, or indulgence upon the Obligations, or shall any release of any security for any of the parties liable for the payment of the Obligations in any manner affect or impair this Agreement, and same shall continue in full force and effect in accordance with their terms until the Obligations have been fully paid.

     Any and all securities and other properties of the Debtor heretofore, now or hereafter delivered to the Secured Party, or in the Secured Party's possession, shall also secure the Obligations and shall be held and construed to be a part of the Collateral hereunder to the same extent as fully described herein.

     4.     Events  of  Default.  The  Debtor  shall  be  in  default under this
            -------------------
Agreement upon the happening of any of the following events or conditions (hereinafter severally referred to as an "Event of Default" and collectively referred to as the "Events of Default"):

          (a)     Default  by the Debtor with respect to any of the Obligations.

          (b) The levy of any attachment, execution or other process against the Debtor, the Company, or any of the Collateral that is not stayed or dismissed within 30 days.

          (c) Dissolution, termination of existence, insolvency or business failure of the Debtor, the Company, or any endorser, guarantor or surety of the Obligations, or commission of the act of bankruptcy by, or the appointment of a receiver or other legal representative for any part of the property of, assignment for the benefit of creditors by, or commencement of any proceedings under any bankruptcy or insolvency law by or against, the Debtor, the Company or any endorser, guarantor, or surety for the Obligations that are not stayed or dismissed within 30 days of filing.

          (d) Default in the performance of any covenant or agreement of the Debtor or the Company to the Secured Party, whether under this Agreement or the Note, or any other instrument executed in connection with said agreements or otherwise.

          (e) The occurrence of any event which under the terms of any evidence of indebtedness, indenture, loan agreement, security agreement, or similar instrument permits the acceleration of maturity of any indebtedness of the Company or the Debtor to the Secured Party, or to persons other than the Secured Party, or the Secured Party receives notification that another person has or expects to acquire a security interest in the Collateral or any part thereof.

          (f) If any warranty, covenant, or representation made to the Secured Party by or on behalf of the Debtor or the Company proves to have been false in any material respect when made.

          (g)     If  any  lien  attaches  to  any  of  the  Collateral.

     5.     Remedies.  Upon  the failure of the Debtor or the Company to cure an
            --------
Event of Default within 30 days after receipt of notice from the Secured Party of such Event of Default and at any time thereafter, at the option of the holder thereof, any or all of the Obligations shall become immediately due and payable without presentment or demand or any further notice to the Debtor, the Company or any other person obligated thereon and the Secured Party shall have and may exercise with reference to the Collateral any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Florida, and as otherwise granted herein or under any other agreement executed by the Debtor, including, without limitation, the right and power to sell at public or private sale or sales, or otherwise dispose of or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under this Agreement or under the Uniform Commercial Code as adopted in the State of Florida after default by the Debtor or the Company and to apply the proceeds thereof toward the payment of any costs and expenses and attorney's fees thereby incurred by the Secured Party and toward payment of the Obligations, in such order or manner as the Secured Party may elect, including, without limiting the foregoing:

          (a) The Secured Party is hereby granted the right, at his option, upon the occurrence of an Event of Default hereunder, to transfer at any time to himself or to his nominee securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such security so transferred and to receive the proceeds, payments, monies, income or benefits attributable or accruing thereto and to hold the same as security for the Obligations hereby secured or at the Secured Party's election, to apply such amounts to the Obligations, whether or not then due, in such order as the Secured Party may elect, or, the Secured Party may, at his option, without transferring such securities or properties to his nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of the stockholders of the Company, and the Debtor does hereby name, constitute and appoint as a proxy of the Debtor the Secured Party, in the Debtor's name, place and stead to vote any and all such securities, as said proxy may elect for and in the name, place and stead of the Debtor, such proxy to be irrevocable and deemed coupled with an interest.

          (b) Sell, lease, or otherwise dispose of any of the Collateral in accordance with the rights, remedies, and duties of a secured party under Chapters 2 and 9 of the Florida Uniform Commercial Code after giving notice as required by those chapters; unless the Collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market. The Secured Party will give the Debtor reasonable notice of any public sale of the Collateral or of a time after which it may be otherwise disposed of without further notice of the Debtor. In such event, notice will be deemed reasonable if it is mailed, postage prepaid, to the Debtor at the address specified in this Agreement at least 30 days before any public sale or 30 days before the time when the Collateral may be otherwise disposed of without further notice to the Debtor.

          (c) Apply any proceeds from disposition of the Collateral after default in the manner specified in Chapter 9 of the Florida Uniform Commercial Code, including payment of the Secured Party's reasonable attorney's fees and court expenses.

          (d) If, after disposition of the Collateral, the Obligations remain unsatisfied, collect the deficiency from the Debtor.

     6.     Voting  Rights.  So  long  as  no  Event of Default has occurred and
            --------------
remains uncured for the applicable grace period under the Stock Purchase Agreement, the Note, or hereunder, the Debtor shall have the right to vote all of the Debtor's shares of the Company Common Stock or items of the Collateral subject to this Agreement, and the Secured Party shall on demand execute and deliver an effective proxy or proxies in favor of the Debtor, whenever demand is made upon the Secured Party for such proxy or proxies by the Debtor.

     7.     Payment of the Obligations.  Simultaneously with the payment in full
            --------------------------
of the Obligations, or the Obligations are otherwise deemed to have been paid in full pursuant to the terms of the Stock Purchase Agreement and the Note, the Secured Party shall execute and file at his own expense any and all instruments necessary to terminate the security interest in the Collateral created by this Agreement and also execute any and all other instruments deemed reasonably necessary by the Debtor to vest in the Debtor title in the Company Common Stock and any other item constituting the Collateral, free from any claim by the Secured Party.

     8.     No  Usury.  It is the intention of the parties hereto to comply with
            ---------
the usury laws of the State of Florida. Accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Agreement, or any of the documents evidencing the Obligations or otherwise relating thereto, then in such event:

          (a)     The  provisions  of  this  paragraph shall govern and control;

          (b) Neither the Debtor, the Company nor their successors or assigns, or any other party liable for the payment of the Obligations, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law;

          (c) Any such excess interest which may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the unpaid principal amount thereof or refunded to the maker thereof; and

          (d) The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Florida as now or hereafter construed by any court of competent jurisdiction.

     9.     Attorney's  Fees.  In  the event that it should become necessary for
            ----------------
any party entitled hereunder to bring suit against the other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party hereto.

     10.     Benefit.  All  the  terms and provisions of this Agreement shall be
             -------
binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

     11.     Notices.  All  notices, requests, demands, and other communications
             -------
hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, if to the Secured Party, addressed to Mr. Mark N. Pardo at 13348 Highland Chase Place, Fort Myers Florida 33913; and if to the Debtor, addressed to Mr. Richard Mangiarelli at 2820 La Mirada Drive, Suite H, Vista, California 92083. Any party hereto may change its address upon 10 days' written notice to any other party hereto.

     12.     Construction.  Words  of any gender used in this Agreement shall be
             ------------
held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

     13.     Waiver.  No  course  of  dealing on the part of any party hereto or
             ------
its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

     14.     Cumulative Rights.  The rights and remedies of any party under this
             -----------------
Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     15.     Invalidity.  In  the  event  any  one  or  more  of  the provisions
             ----------
contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

     16.     Time  of  the  Essence.  Time  is of the essence of this Agreement.
             ----------------------

     17.     Headings.  The  headings used in this Agreement are for convenience
             --------
and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

     18.     Excusable  Delay.  None of the parties hereto shall be obligated to
             ----------------
perform and none shall be deemed to be in default hereunder, if the performance of a non-monetary obligation is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, terrorists, wars or war-like action (whether actual, impending or expected and whether de jure or de facto), arrest or other restraint of governmental (civil or military) blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government of public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated, or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

     19.     Multiple  Counterparts.  This  Agreement  may be executed in one or
             ----------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     20.     Law  Governing.  This  Agreement shall be construed and governed by
             --------------
the laws of the State of Florida, and all obligations hereunder shall be deemed performable in Lee County, Florida.

     21.     Perfection  of  Title.  The  parties hereto shall do all other acts
             ---------------------
and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

     22.     Entire Agreement.  This instrument contains the entire Agreement of
             ----------------
the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.


                                                    THE SECURED PARTY:




                                                    ----------------------------
                                                    MARK N. PARDO


                                                    THE DEBTOR:



                                                    ----------------------------
                                                    RICHARD MANGIARELLI



                                                    ----------------------------
                                                    RICHARD SCHMIDT

                                                                       EXHIBIT C


                                 LIABILITIES OF THE COMPANY

SPIDERBOY INTERNATIONAL, INC.
-----------------------------

American Financial Printing               $   585.75
Callahan Johnson and Associates             5,075.00
Charles Clayton                             2,300.00
Fidelity Transfer                           1,231.19
Michael Johnson                             6,000.00
EdgarHelp.com                                 425.00
                                          ----------
                                          $15,616.94
                                          ==========

SPIDERBOY.COM, INC.
-------------------

John Lovely (Loan)                        $ 2,000.00
        Interest                              450.00
                                          ----------
                                          $ 2,450.00
                                          ==========